SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMMONWEALTH TEL CLB

                    GAMCO INVESTORS, INC.
                                 4/15/03            7,000            39.5074
                                 4/11/03            1,000            39.4800
                                 4/03/03            1,200            39.3900
                                 3/27/03            3,800            39.0500
                                 3/27/03            1,000            39.0900
                    GABELLI ASSOCIATES LTD
                                 4/08/03              100            39.2000
                                 4/03/03              500            39.5500
                    GABELLI ASSOCIATES FUND
                                 4/11/03              500            39.4000
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 3/28/03            1,600            38.9475
                         GABELLI ASSET FUND
                                 3/26/03            5,000            38.7600


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.